LAW OFFICES
                         SAMUEL KORNHAUSER
      155 Jackson Street, Suite 1807, San Francisco, CA  94111
                 (415) 981-6281; FAX (415) 981-7616




  February 26, 1996


  VIA UPS NEXT DAY AIR

  The Navellier Series Fund
  920 Incline Way, Building I
  Incline Village, NV  89450

  Re:  The Navellier Series Fund
       33-64010 under Securities Act of 1933
       811-7768 under Investment Company Act of 1940

  Mr. Navellier:

  This opinion is furnished in connection with Rule 24f-2 of the Investment Company Act of 1940. I understand that, pursuant to Rule 24f-2, The Navellier Series Fund (the "Fund") has registered an indefinite number of shares of beneficial interest ("Shares") under the Securities Act of 1933. I further understand that, pursuant to the provisions of Rule 24f-2, the Fund is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of the Shares sold in reliance upon Rule 24f-2 during the year ended December 31, 1995.

  In rendering my opinion, I have examined such documents, records, and other matters of law as I have deemed necessary for purposes of this opinion. I have assumed, without independent investigation or verification, the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in certificates delivered to me or written or oral statements made to me. This opinion is issued as of the date hereof and is necessarily limited by laws now in effect and facts and circumstances presently brought to my attention and is subject to any change in law or facts reported or occurring subsequent to the date hereof.

  Based upon and subject to the foregoing, it is my opinion that the Shares, which the Rule 24f-2 Notice attached hereto makes definite in number, were legally issued, fully paid and non-assessable.

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  February 26, 1996
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  Navellier Series Fund
  February 26, 1996
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  My opinion is  rendered solely in connection with the Rule 24f-
  2 Notice attached hereto and may not be relied upon for any other purpose or by any other person, firm, or entity without my written consent.

  Sincerely,


  /s/Samuel Kornhauser
  Samuel Kornhauser
  Attorney for
  The Navellier Series Fund

  enclosures
































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